REGISTRATION RIGHTS
                                       AND
                             SHAREHOLDERS AGREEMENT


         This Registration Rights and Shareholders Agreement dated as of December 31, 1996 ("Agreement") by and between Industrial Training Corporation, a Maryland Corporation ("ITC") and the Shareholders of Anderson Soft-Teach as set forth on Exhibit A hereto (individually, "Shareholder" and collectively, "Shareholders"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning as in the Merger Agreement as defined below;

                                   WITNESSETH:

                  WHEREAS, each Shareholder, as of the date hereof, is the owner of the number of shares of common stock, no par value, of Anderson Soft-Teach, a California corporation ("Company"), set forth on Exhibit A hereto ("Shares");

                  WHEREAS, ITC, ITC Acquisition Corporation, a newly formed, wholly-owned subsidiary of ITC ("ITC AC"), and the Company are parties to that certain Agreement and Plan of Reorganization dated as of December 31, 1996 ("Merger Agreement") pursuant to which ITC AC will be merged with and into the Company ("Merger") and all of the issued and outstanding capital stock of the Company will be converted into the right to receive 300,000 shares of common stock of ITC, par value $0.10 per share ("Common Stock"), and cash in the amount of $4,500,000;

                  WHEREAS, in order to improve the transferability of the shares to be received by the Shareholders pursuant to the Merger ("Restricted Securities"), the Shareholders have requested ITC to provide to the Shareholders limited registration rights with respect to the Restricted Securities to be received by the Shareholders pursuant to the Merger and ITC has agreed to provide such rights on the terms and subject to the conditions herein; and

                  WHEREAS, the execution and delivery of this Agreement by ITC and the Shareholders is a condition to the obligation of ITC to effect the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1.     DEFINITIONS.  For purposes of this Agreement:

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board" means the Board of Directors of ITC.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Registrable Securities" shall mean (i) the 300,000 shares of Common Stock, subject to adjustment pursuant to Sections 1.2(d) and 8 of the Merger Agreement, received by the Shareholders pursuant to the Merger and (ii) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock.

         "Restricted Securities" shall mean the Registrable Securities upon original issuance thereof, subject to the provisions of Article III hereof.

         "Registration Statement" shall mean a registration statement filed or to be filed by ITC under the Securities Act (other than on Form S-8 or S-4) which is available to register under the Securities Act any of the Registrable Shares by or for the account of any Shareholder, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all information incorporated by reference in such Registration
Statement. Such term includes any prospectus included in such Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments, and supplements to such prospectus, including post-effective amendments, and all information incorporated by reference in such prospectus.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Transfer, transferring or transferred" shall mean any sale or other disposition of any Registrable Securities which would constitute a sale thereof under the Securities Act.

         1.2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities but with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Restricted Security ceases to be a Restricted


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Security when it (a) has been  effectively  registered  under the Securities Act and disposed of in accordance with the registration statement covering it or (b) has been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS
                             OF ITC AND THE COMPANY

         2.1.     ITC REPRESENTS, WARRANTS AND COVENANTS:

                  2.1.1. DUE ORGANIZATION. ITC is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. ITC has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. ITC is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on ITC's business as now conducted or as now proposed to be conducted.

                  2.1.2. CAPITALIZATION. The authorized capital stock of ITC consists of 12,000,000 shares of Common Stock and 3,613,788 shares of Common Stock were outstanding on December 23, 1996. All of the shares of Common Stock to be issued to the Shareholders in accordance with the Merger Agreement will be offered, issued, sold and delivered by ITC in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the preemptive rights of any shareholder of ITC.

                  2.1.3. AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of ITC executing this Agreement have all requisite corporate power and authority to enter into and bind ITC to the terms of this Agreement. ITC has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by ITC and the performance by ITC of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of ITC enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.2      THE SHAREHOLDERS REPRESENT, WARRANT AND COVENANT:

                  2.2.1.  VALIDITY OF OBLIGATIONS;  BENEFICIAL  OWNERSHIP.  Each
Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and each Shareholder has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms. Each Shareholder is the sole owner of the amount of Shares as set forth below the Shareholder's name on the signature page hereto and such Shares represent all Shares owned by such Shareholders as of the date hereof, and no Shareholder has the right to acquire, nor is he or she the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of, any other shares of any class of capital stock of the Company or securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options granted by the Company). Each Shareholder owns the Shares, as set forth below his or her name on the signature page hereto, free and clear of


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

all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement.

                  2.2.2. SECURITIES REPRESENTATIONS. Each Shareholder (a) has such knowledge, sophistication and experience in business and financial matters that they are capable of evaluating the merits and risks of ownership of the shares of Common Stock, (b) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (c) can bear the economic risk of ownership of the shares of Common Stock and a complete loss of the value of the shares of Common Stock to be received in the Merger. The
Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of ITC concerning the business, operations and financial condition of ITC. The Shareholders do not have any contract, undertaking, agreement, written or oral, with any other person to transfer or grant participations in any shares of Common Stock to be acquired by such Shareholders in the Merger.

                  2.2.3. ITC DISCLOSURE DOCUMENTS. Each of the Shareholders has received and reviewed a copy of the prospectus dated September 29, 1995, ITC's annual report on Form 10-KSB and proxy statement for the fiscal year ended December 31, 1995 and ITC's reports on Form 10-QSB for the fiscal quarters ended March 30, 1995, June 30, 1996 and September 30, 1996 ("ITC Disclosure Documents").

                  2.2.4. NO CONFLICT. The execution, delivery and performance by each Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which any Shareholder is bound.

                  2.2.5. ABSENCE OF CLAIMS AGAINST THE COMPANY. The Shareholders have no claims against the Company.

                                   ARTICLE III

                    TRANSFERABILITY OF RESTRICTED SECURITIES

         3.1 RESTRICTIONS ON TRANSFER. The Common Stock received by the Shareholders in connection with the Merger may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other Person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemptions therefrom. The certificates representing such shares of Common Stock shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under any other agreement between the Shareholder and ITC or under applicable state securities laws):

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND ARE NOT THE SUBJECT OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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

         The Shareholders consent to ITC making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 3.1.

         3.2. NOTICE OF TRANSFER. By acceptance of the Restricted Securities, each Shareholder agrees to comply in all respects with the provisions of this
Section 3.2. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a Transfer not involving a change in beneficial ownership, (ii) in transactions without consideration of Restricted Securities by a Shareholder to any spouse or child, controlled foundation or the estate or decedents of such Shareholder, or (iii) in transactions in compliance with Rule 144) and unless there is in effect a Registration Statement under the Securities Act covering the proposed Transfer pursuant to either Section 4.1 or
4.2 of this Agreement, the holder thereof shall give written notice to ITC of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed Transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to ITC addressed to ITC, to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission that action will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to ITC. Any certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such Transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and ITC such legend is not required in order to establish compliance with any provision of the Securities Act.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

         4.1.     DEMAND REGISTRATION.

         (a) Pursuant to this Section 4.1, upon the affirmative vote by a majority in interest of the Shareholders, ITC will provide the Shareholders as a group and not individually, with a right to register Registrable Securities in an offering on one occasion; provided, however, that (i) ITC shall not be required to register any Registrable Securities pursuant to a request under this
Section 4.1 by the Shareholders, acting as a group by an affirmative vote of a majority in interest and not individually, if the Shareholders had the opportunity to register Registrable Securities pursuant to Section 4.2 hereof within the six months immediately preceding such request for registration, but declined to do so and (ii) ITC shall not be obligated to effect any registration requested pursuant to this Section 4.1 if the number of shares of Registrable Securities then held by the Shareholders shall be less than one hundred and fifty thousand (150,000) shares of the then outstanding Common Stock. The Shareholders may exercise this right at any time commencing on the first anniversary of the date of closing of the Merger Agreement and ceasing on the second anniversary thereof, by giving written notice to ITC that the Shareholders desire to have the Registrable Securities registered for sale under the Securities Act.



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

         (b) Upon receipt of such notice, ITC will file, as soon as practicable but not later than 90 days after receipt of such notice, and subject to Sections 4.1(a) and 4.1(e) hereof, a Registration Statement on any appropriate form under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. ITC agrees to use its reasonable best efforts to keep such Registration Statement continuously effective for a period of three months following the date on which such Registration Statement is declared effective; provided, however, that such period may be extended at ITC's discretion for an additional three month period in the event that market circumstances have impaired distribution of the Registrable Securities during the initial three month period.

         (c) If the Shareholders intend to distribute the Registrable Securities covered by the request by means of an underwritten offering, they shall so advise ITC as a part of its request made pursuant to this Section 4.1. In addition, the Shareholders shall select the investment banker or investment bankers and manager or managers in any such underwritten offering; provided, that such investment bankers and managers must be reasonably satisfactory to ITC. The Shareholders shall enter into an underwriting agreement in customary form with ITC and with the underwriter or underwriters. The Shareholders may not participate in any underwritten registration under this Section 4.1 unless they
(i) agree to sell their securities on the basis provided in any underwriting arrangements approved and (ii) complete and execute all questionnaires, powers of attorney, indemnities, lock-up letters, underwriting agreements and other documents required under the terms of such underwriting arrangements and (iii) at least 40% of the outstanding Registrable Securities are included in such underwritten offering. In connection with any underwritten offering including securities being issued or sold by ITC, ITC shall be entitled to approve the terms of the underwriting arrangements.

         (d) If any of the Registrable Securities registered pursuant to any Registration Statement pursuant to this Section 4.1 are to be sold in an underwritten offering, and the managing underwriter or underwriters deliver an opinion to ITC and the Shareholders that the total number of shares of Common Stock which the Shareholder and any other Persons intend to include in such offering exceeds the number of shares that can be sold in such offering, there shall be included in such underwritten offering the number of shares of Common Stock which in the opinion of such underwriters can be sold, and such shares shall be allocated pro rata among the holders of shares of Common Stock to be sold on the basis of the number of shares of Common Stock to be registered; provided, that if shares of Common Stock are being offered for the account of other Persons as well as the Shareholders, a reduction in number of shares shall first be made from the shares intended to be offered by such Persons other than the Shareholders.

         (e) Anything in this Agreement to the contrary notwithstanding, ITC shall not be required to register any Registrable Securities pursuant to this
Section 4.1 if the Shareholders, acting as a group by an affirmative vote of a majority in interest and not individually, had the opportunity to register
Registrable Securities pursuant to Section 4.2 hereof within the six months immediately preceding a request for registration pursuant to this Section 4.1, but declined to do so; provided, however, that the provisions of this paragraph
(d) shall not apply if the Shareholders requested registration of such Registrable Securities pursuant to Section 4.2 hereof and 25 percent or more of such Registrable Securities were excluded from the offering by the managing underwriter or underwriters thereof.

         4.2.     PIGGYBACK REGISTRATION RIGHTS.

         (a) At any time  within  two years of the date of closing of the Merger
Agreement  that  ITC  proposes  to  register   (including  for  this  purpose  a


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registration  effected  by ITC for  Shareholders  other  than the  Shareholders, except as set forth below) any shares of its Common Stock under the Securities Act for sale within such two-year period (other than registration of ITC's Common Stock for issuance or sale (i) pursuant to Section 4.1 hereof, (ii) in connection with (A) employee or non-employee director compensation or benefit programs, (B) an exchange offer or an offering of securities solely to the existing Shareholders or employees of ITC, or (C) an acquisition, merger or other business combination using a registration statement on Form S-4 or any successor or other appropriate form), ITC will give prompt written notice (which, in any event, shall be given no less than 20 days prior to the filing of a registration statement with respect to such offering) to the Shareholders of its intention to do so and, upon the written request of Shareholders, acting as a group by an affirmative vote of a majority in interest and not individually, sent within 15 days after the effective date of any such notice, ITC will, subject to the provisions of Section 4.2(b) hereof, use its reasonable best efforts to cause all Registrable Securities as to which the Shareholders shall have so requested registration, to be registered under the Securities Act, all to the extent necessary to permit the sale in such offering of the Registrable Securities so registered on behalf of the Shareholders in the same manner as ITC (or Shareholder other than the Shareholders, as the case may be) proposes to offer its shares of Common Stock.

         (b) ITC shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Shareholders to be included in the registration for such offering on the same terms and conditions as the shares of Common Stock of ITC included therein. Notwithstanding the foregoing, if the managing underwriter of underwriters of such offering deliver an opinion to ITC and the Shareholders that the total number of shares of Common Stock which the Shareholders or ITC, and any other Person, intend to include in such offering will in the good faith opinion of such managing underwriter or underwriters materially and adversely affect the success of such offering, then the number of shares of Common Stock to be offered for the account of the Shareholders shall be reduced pro rata based upon the number of shares of Common Stock proposed to be sold by ITC, the Shareholders and other Persons to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the number of shares recommended by such managing underwriter; provided, that if shares of such reduction shall first be made form the shares of Common Stock intended to be offered by such Persons other than the Shareholders.

         4.3. REGISTRATION EXPENSES. All expenses incurred in connection with a registration, filing or qualification pursuant to Section 4.1 or 4.2 hereof, including, without limitation, registration, filing and qualification fees, printers' and accounting fees, and the fees and disbursements of counsel for ITC, shall be borne and paid by ITC, with the exception of fees and disbursements of the Shareholders' counsel, which shall be borne by the Shareholders. In addition, the Shareholders shall bear and pay all underwriting discounts and selling commissions attributable to sales of Registrable Securities.

         4.4.      INDEMNIFICATION AND CONTRIBUTION.

          (a) In connection  with any  Registration  Statement filed pursuant to
Section 4.1 or 4.2 hereof, ITC shall indemnify and hold harmless the Shareholders, each underwriter who may purchase from the Shareholders or sell any Registrable Shares for the Shareholders and each Person who controls such underwriter, within the meaning of the Securities Act, and each of their


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respective directors, officers, employees, trustees and agents, from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any related state securities or blue sky applications or other instruments or caused by any omission or alleged omission to state in such Registration Statement or any related state securities or blue sky applications or other instruments any material fact required to be stated or necessary to make the statements which are made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or by any such omission that was furnished in writing to ITC by the Shareholders, underwriter or controlling person expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and was used in accordance with such writing.

         (b) Each Shareholder agrees, severally and not jointly, to indemnify and hold harmless ITC, its directors, each officer signing such Registration Statement, each other person whose securities are included in such Registration Statement, each underwriter who may purchase from or sell any securities for ITC or any other Person pursuant to such Registration Statement and each Person, if any, who controls ITC, any such other Person or any such underwriter, within the meaning of the Securities Act, and each of their respective directors, officers, employees, trustees and agents, from and against any and all losses, claims, damages, liabilities and expenses, caused by any untrue statement of a material fact furnished in writing to ITC by the Shareholders expressly for use in such Registration Statement or any related state securities or blue sky applications or other instruments and used in accordance with such writing and from any omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading; provided, however, that, no such Shareholder shall be liable for any claims hereunder in excess of the amount of proceeds received by such Shareholder from the sale of Registrable Securities pursuant to the Registration Statement.

         (c)  Each   indemnified   party  shall  give  prompt   notice  to  each
indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve it of any liability which it may have to the indemnified party under such subsection if such failure does not materially prejudice the indemnifying party in the defense of any such action, and shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, separately or jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for such indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any one local counsel) separate from the indemnifying parties' own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provision agreement provided for in this
Section 4.4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, ITC, and the Shareholders shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by said indemnity agreement incurred by ITC, and the Shareholders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between ITC, and the Shareholders, such parties shall contribute to such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of ITC, on the one hand, and the and the Shareholders, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage, liability or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of ITC, on the one hand, and of the Shareholders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ITC, on the one hand, or by or on behalf of the Shareholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ITC and the Shareholders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4.4, each director, officer, employee, trustee, agent and Person, if any, who controls the Initial Purchasers or a Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers or such Holder, and each director, officer, employee, trustee and agent of ITC, and each Person, if any, who controls ITC within the meaning of the Securities Act shall have the same rights to contribution as ITC. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

         5.2. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

         5.3. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         5.4. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are inserted for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.5. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  If to ITC:

                           Industrial Training Corporation
                           13515 Dulles Technology Drive
                           Herndon, Virginia 22071
                           Attn: Frank A. Carchedi
                           Vice President and Chief Financial Officer

                  If to a Shareholder:

                           Anderson Soft-Teach
                           983 University Avenue
                           Los Gatos, California 95030
                           Attn: Warren E. Anderson

         5.6.  AMENDMENTS  AND  WAIVERS.   The  provisions  of  this  Agreement,
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the written consent of ITC and a majority of the Shareholders is obtained.

         5.7. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         5.8. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by ITC in connection with Restricted Securities received by the Shareholders pursuant to the Merger. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.


                          INDUSTRIAL TRAINING CORPORATION


                          By:   /s/ Frank A. Carchedi
                                -----------------------------------
                          Name: Frank A. Carchedi
                          Title:

The foregoing Registration Rights and Shareholder Agreement is hereby confirmed and accepted as of the date first above written.



                          WARREN E. ANDERSON

                          /s/ Warren E. Anderson
                          -------------------------------------------
                          As Attorney-in-Fact for the Shareholders
                          as set forth on Exhibit A hereto


                          December 31, 1996
                          -----------------
                          Date